AAON ANNOUNCES SEMI-ANNUAL CASH DIVIDEND

Tulsa, OK, November 6, 2019 - AAON, Inc. (NASDAQ: AAON), today announced that its Board of Directors has declared its next regular semi-annual cash dividend of $0.16 per share or $0.32 annually. The next cash dividend will be payable on December 18, 2019, to stockholders of record as of the close of business on November 27, 2019.

About AAON
AAON is engaged in the engineering, manufacturing, marketing and sale of air conditioning and heating equipment consisting of standard, semi-custom and custom rooftop units, chillers, packaged outdoor mechanical rooms, air handling units, condensing units, makeup air units, energy recovery units, geothermal/water-source heat pumps, coils, and controls. Since the founding of AAON in 1988, AAON has maintained a commitment to design, develop, manufacture and deliver heating and cooling products to perform beyond all expectations and demonstrate the value of AAON to our customers. For more information, please visit www.AAON.com.

Contact Information
Jerry R. Levine
Phone: (561) 482-4046 or (914) 244-0292
Fax: (914) 244-0295
Email: jrladvisor@yahoo.com